Exhibit 10.20

METROPOLITAN LIFE INSURANCE COMPANY c/o MetLife Investment Management, LLC One MetLife Way Whippany, New Jersey 07981-1449
VIA EMAIL ONLY
November 9, 2022
KBSGI 421 SW 6TH AVENUE, LLC
c/o KBS Capital Advisors LLC
800 Newport Cenert Drive, Suite 700
Newport Beach, California 92660
Re:    That certain mortgage loan (the “Loan”) in the maximum principal amount of $51,400,000 made by Metropolitan Life Insurance Company, a New York corporation (“Lender”), to KBSGI 421 SW 6th Avenue, LLC, a Delaware limited liability company (“Borrower”), pursuant to that certain Loan Agreement dated as of January 18, 2018 (as the same may hereafter be amended, restated, renewed, supplemented, replaced, extended or otherwise modified from time to time, collectively, the “Loan Agreement”).
To Whom It May Concern:
Reference is hereby made to the Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the definition ascribed thereto in the Loan Agreement.
Borrower has requested that Lender make one or more Conditional Advances in an amount not to exceed $1,959,500.00 (and as the may be reduced by each Cash Flow Credit (as defined below)) to pay for (i) certain tenant improvements costs and leasing commissions in an amount not to exceed $1,210,000.00 incurred or to be incurred by Borrower in connection with a renewal and expansion of a lease at the Property with Quantum Spatial (the “Quantum Spatial TI/LC Costs”), (ii) the installment of the real estate taxes in an amount not to exceed $547,958.41 due for the Property on November 15, 2022 (the “November 2022 RE Tax Payment”), (iii) the annual insurance premium in an amount not to exceed $100,000.00 due on January 31, 2023 (the “Insurance Premium Payment”), and (iv) certain capital improvements costs in an amount not to exceed $100,000.00 incurred or to be incurred by Borrower in connection with an installation of a chiller equipment at the Property (the “Chiller Installation Costs”). Any Conditional Advance made pursuant to the Loan Agreement and this Agreement for Quantum Spatial TI/LC Costs, the November 2022 RE Tax Payment, the Insurance Premium Payment and the Chiller Installation Costs shall be referred to herein as a “Special Conditional Advance.”
Borrower acknowledges and agrees that certain conditions for the Special Conditional Advances set forth in Section 2.12 of the Loan Agreement are likely not to be satisfied and, therefore, Lender has no obligation to make the Special Conditional Advance. Nevertheless, Borrower has requested that Lender consider making the Special Conditional Advances notwithstanding that certain conditions relating thereto may not be satisfied.
In connection with Lender’s consideration of the making of the Special Conditional Advances notwithstanding that certain conditions relating thereto may not be satisfied, Lender and Borrower have agreed to modify certain terms of the Loan Agreement pursuant to and subject to the terms and conditions set forth in this letter agreement (this “Agreement”).

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
1.Lockbox Account and Cash Management Account.
(a)Borrower shall, on or prior to November 4, 2022, establish an account (the “Lockbox Account”) pursuant to a deposit account and control agreement (the “Lockbox Agreement”), in form and substance, and with a bank, reasonably acceptable to Lender (“Lockbox Bank”) in the name of Borrower for the sole and exclusive benefit of Lender into which Borrower shall deposit, or cause to be deposited, all revenue generated by the Property pursuant to Section 1(c) of this Agreement. Lender acknowledges that U.S. Bank National Association is an acceptable Lockbox Bank. Pursuant to the Lockbox Agreement, funds on deposit in the Lockbox Account shall be transferred on each Business Day to the Cash Management Account (as defined below). Lender, on Borrower’s behalf, shall establish an account (the “Cash Management Account”) with Lender or Servicer, as applicable, with an account name, title or designation acceptable to Lender. Lender shall have the right to change the location of the Cash Management Account from time to time.
(b)Borrower hereby grants to Lender a first-priority security interest in the Lockbox Account and the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions reasonably necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account and the Cash Management Account. The Lockbox Account and the Cash Management Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Lockbox Agreement). Borrower hereby authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Lockbox Account and the Cash Management Account and all deposits at any time contained therein and the proceeds thereof. Borrower acknowledges and agrees that it solely shall be, and at all times remains, liable to, Lockbox Bank, Cash Management Bank (as defined below), Lender and Servicer for all fees, charges, costs and expenses in connection with the Lockbox Account and the Cash Management Account, including, without limitation, the reasonable fees and expenses of legal counsel. Borrower shall indemnify, defend and hold harmless Lender, Servicer, Lockbox Bank and Cash Management Bank from all actual losses, costs and expenses arising or relating to the Lockbox Account and the Cash Management Account, except any losses, costs or expenses arising from Lender, Servicer, Lockbox Bank or Cash Management Bank’s gross negligence or willful misconduct. Borrower and the bank with which the Cash Management Account has been opened (the “Cash Management Bank”) shall, at Lender’s option, enter into account control and other agreements and documentation as may be required by and satisfactory to Lender. All monies now or hereafter deposited into the Lockbox Account and the Cash Management Account shall be deemed additional security for the Loan. The Lockbox Account and the Cash Management Account and all deposits at any time contained therein and the proceeds thereof shall be considered part of the Property as such term is used in the Loan Documents, the Guaranty and the Environmental Indemnity.
(c)(i) One (1) Business Day following the date upon which the Lockbox Account is established and accepting deposits (the “Lockbox Establishment Date”) (and Lender or Lockbox Bank has provided to Borrower written notice of the occurrence of the Lockbox Establishment Date, which notice may be sent via e-mail), Borrower shall deposit into the Lockbox Account (x) the positive difference, if any, between all Rents and Profits and other revenue derived from the Property from and after November 1, 2022, through the Lockbox Establishment Date, less (A) all operating expenses, leasing expenses, tenant improvement costs and capital expenditures relating to the Property actually paid by Borrower (or accrued and/or to be paid by Borrower) and approved by Lender and (B) all Lender

Modification Costs (as defined below) paid on or prior to the Lockbox Establishment Date and (y) all refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction, whether relating to past, current or future tax periods; (ii) from and after the Lockbox Establishment Date and for so long as the Loan remains outstanding, Borrower shall, or shall cause Manager to, within one (1) Business Day of receipt, deposit all Rents and Profits and other revenue derived from the Property and received by Borrower or Manager, as the case may be, into the Lockbox Account; (iii) from and after the Lockbox Establishment Date and for so long as the Loan remains outstanding, Borrower shall instruct Manager and any co-property manager (“Co-Manager”) to, within one (1) Business Day of receipt, deposit all revenue derived from the Property and reimbursements collected by Borrower, Manager or Co-Manager, if any, on behalf of Borrower, into the Lockbox Account; and (iv) (A) promptly following the delivery by Lender or Lockbox Bank to Borrower of written notice (which may be via e-mail) of the occurrence of the Lockbox Establishment Date, Borrower shall send a notice, in form and substance reasonably acceptable to Lender, to all tenants now occupying space at the Property directing them to pay all rent and other sums due under the Lease to which they are a party into the Lockbox Account (or if such notices have already been sent to such tenants, Borrower shall send a notice, in form and substance reasonably acceptable to Lender, to all such tenants that such previous direction is irrevocable unless Lender otherwise consents) (such notice, the “Tenant Direction Notice”), (B) simultaneously with the execution of any lease entered into on or after the date hereof in accordance with the applicable terms and conditions of the Loan Agreement, Borrower shall furnish each tenant under each such lease the Tenant Direction Notice and (C) Borrower shall continue to send the aforesaid Tenant Direction Notices until each addressee thereof complies with the terms thereof. Promptly upon sending Tenant Direction Notices, Borrower shall deliver to Lender reasonably acceptable evidence of such sending. Subject to the terms of this Agreement, until deposited into the Lockbox Account, any Rents and Profits and other revenues from the Property held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender pursuant to the Security Instrument and shall not be commingled with any other funds or property of Borrower. Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this subsection (c) without Lender’s prior written consent.
(d)Borrower shall maintain the Lockbox Account for so long as the Loan remains outstanding. Borrower shall pay all sums due under and otherwise comply with the Lockbox Agreement. The Lockbox Agreement shall provide (and Borrower shall provide) Lender online access to bank and other financial statements relating to the Lockbox Account (including, without limitation, a listing of the receipts being collected therein). Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon (A) Lockbox Bank ceasing to be an Eligible Institution (as defined below), (B) the Lockbox Account ceasing to be an Eligible Account (as defined below), and/or (C) any resignation by Lockbox Bank or termination of the Lockbox Agreement by Lockbox Bank or Lender, Borrower shall, within five (5) Business Days of Lender’s written request, proceed to complete the following: (1) terminate the existing Lockbox Agreement, (2) appoint a new Lockbox Bank (which such Lockbox Bank shall be an Eligible Institution and otherwise acceptable to Lender), (3) cause such Lockbox Bank to open a new Lockbox Account (which such account shall be an Eligible Account) and enter into a new Lockbox Agreement with Lender on substantially the same terms and conditions as the previous Lockbox Agreement and (4) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Lockbox Agreement and Lockbox Account. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this subsection (d) in the name of Borrower in the event Borrower fails to do the same; provided, however, that Lender shall not exercise such power of attorney unless Borrower is provided three (3) Business Days notice of such exercise. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state-chartered depository institution or trust company which (a) complies with the definition of Eligible Institution, (b) has a combined capital and surplus of at least $50,000,000 and (c) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) in the case of accounts in which funds are held for thirty (30) days or less, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” (or its equivalent) from each of the Rating Agencies and (ii) in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” (or its equivalent) from each of the Rating Agencies or (b) such other depository institution otherwise approved by the Rating Agencies from time-to-time. U.S. Bank National Association shall be deemed to be an Eligible Institution so long as none of its long term unsecured debt obligations is downgraded by any of the Rating Agencies.
(e)Provided no Event of Default shall have occurred and is continuing, Lender shall cause Cash Management Bank to apply all funds on deposit in the Cash Management Account on the eighth (8th) day of each month (the “CMA Waterfall Application Date”) for the following purposes and in the following order of priority:
(i)First, to Borrower for the payment of (x) operating expenses (other than Impositions and Premiums) actually incurred by Borrower in connection with the Property during the preceding month and approved by Lender in writing (which approval shall not be unreasonably withheld) and (y) any unpaid Lender Modification Costs;
(ii)Second, to Borrower or Lender for the payment of Impositions then due and payable in connection with the Property and approved by Lender in writing (which approval shall not be unreasonably withheld);
(iii)Third, to Borrower or Lender for the payment of Premiums then due and payable in connection with the Property and approved by Lender in writing (which approval shall not be unreasonably withheld);
(iv)Fourth, to Borrower for the payment of tenant improvements and leasing commissions actually incurred and due and payable by Borrower in connection with the Property during the preceding month and approved by Lender in writing (which approval shall not be unreasonably withheld);
(v)Fifth, to Borrower for the payment of capital expenditures actually incurred and due and payable by Borrower in connection with the Property during the preceding month and approved by Lender in writing (which approval shall not be unreasonably withheld);

(vi)Sixth, to Lender for the payment of the monthly debt service under the Loan as determined by Lender in its sole discretion;
(vii)Seventh, to Lender for the payment of any other amounts due and owing to Lender pursuant to the terms of the Loan Documents, the Guaranty or the Environmental Indemnity as determined by Lender in its sole discretion; and
(viii)Eighth, all amounts remaining after making the disbursements set forth in clauses (i) through (vii) above shall be, at Lender’s option, either (x) held as additional cash collateral for the Loan or (y) applied to the reduction of the principal amount outstanding under the Loan.
(f)Borrower acknowledges and agrees that if, on any CMA Waterfall Application Date, the amount of the available funds in the Cash Management Account is insufficient to make all of the disbursements provided for in Section 1(e), such insufficiency shall in no way limit any of Borrower’s obligations under the Loan Documents or the Environmental Indemnity (including, without limitation, Borrower’s obligation to pay debt service on the Loan as and when required under the Loan Documents) or Guarantor’s obligations under the Guaranty.
(g)Notwithstanding the foregoing, (a) except as expressly provided above, Borrower shall have no rights with respect to the Lockbox Account and the Cash Management Account and (b) during the continuance of an Event of Default, Lender may apply any funds in the Lockbox Account and the Cash Management Account to any sums owed under the Loan in such order of priority as Lender may determine in its sole discretion or may hold any funds in the Lockbox Account or the Cash Management Account as additional collateral for the Loan. The funds in the Cash Management Account shall be held by Lender without interest being payable to Borrower, and Lender may commingle the deposits with other funds of Lender. Borrower acknowledges and agrees that all risk of loss with respect to the amounts on deposit in the Lockbox Account and the Cash Management Account shall be at the sole risk of Borrower.
(h)Failure to comply with any provision of this Section 1 shall be an Event of Default under the Loan if such failure continues for five (5) Business Days following Borrower’s receipt of Lender’s written notice thereof (which notice may be sent via e-mail).
2.Additional Recourse. Borrower and Liable Party shall be liable to Lender for any damages, costs and expenses actually incurred by Lender arising from, or in connection with, Borrower’s failure, subject to the applicable notice and cure period set forth in Section 1 of this Agreement, to (i) establish the Lockbox Account as required pursuant to Section 1(a) of this Agreement, but only to the extent that such failure results from any act or omission of Borrower or any Affiliate of Borrower (i.e., any failure to establish the Lockbox Account caused by any act or omission of Lockbox Bank or Lender shall not result in any liability under this clause (i)), (ii) send Tenant Direction Notices as and when required pursuant to Section 1(c) of this Agreement, or (iii) cause all revenue derived from the Property and received by Borrower, Manager or Co-Manager and/or reimbursements collected by Borrower, Manager or Co- Manager on behalf of Borrower, in each case to be deposited into the Lockbox Account to the extent required pursuant to Section 1(c). Without limiting any of the terms of the Loan Agreement, the Guaranty and the Environmental Indemnity, the terms of this Section 2 is intended to be an additional obligation of Borrower and Liable Party under Section 12.20 of the Loan Agreement and an additional Guaranteed Obligation (as defined in the Guaranty) of Liable Party under the Guaranty.

3.One Time Waiver of Certain Conditions Relating to Special Conditional Advances.
(a)Notwithstanding anything to the contrary contained in Section 2.12 of the Loan Agreement (including, for the avoidance of doubt, the requirement set forth therein that the Conditional Advances shall only be used to pay or reimburse Borrower for tenant improvements and leasing commissions) but subject to the terms of Section 8 of this Agreement, (A) Lender shall waive the conditions set forth in clauses (iii), (iv) and (v) of Sections 2.12 of the Loan Agreement in connection with Special Conditional Advances only and (B) provided that all other conditions set forth in such Section 2.12 (other than conditions set forth in clauses (iii), (iv) and (v) thereof) are satisfied, Lender shall, subject to the terms of Section 3(b), make the Special Conditional Advances for the Quantum Spatial TI/LC Costs, the November 2022 RE Tax Payment, the Insurance Premium Payment and the Chiller Installation Costs. Without limiting the terms of Section 8 of this Agreement, Borrower acknowledges and agrees that the terms of this Section 3 and the waiver contained herein are (x) intended to apply solely to the Special Conditional Advances and that each and all conditions set forth in Section 2.12 of the Loan Agreement shall continue to apply to any Conditional Advance that is not a Special Conditional Advance, (y) not intended to, and will not for any purpose, constitute a waiver of any conditions set forth in Section 2.12 of the Loan Agreement with respect to any Conditional Advance that is not a Special Conditional Advance and (z) not intended to, and will not for any purpose, serve as a course of dealing with respect to any Conditional Advance that is not a Special Conditional Advance.
(b)Any request for a Special Conditional Advance shall be submitted by Borrower no later than the fifteen (15th) day of the month; provided, however, that solely with respect to any request for a Special Conditional Advance to be made in November 2022, any request for such Special Conditional Advance shall be submitted by Borrower no later than the date of this Agreement. Subject to satisfaction of all applicable conditions to the making of the Special Conditional Advance set forth in the Loan Agreement and this Agreement, Lender shall only be required to make such Special Conditional Advance on a CMA Waterfall Application Date. To the extent that there are sums sufficient in the Cash Management Account on any CMA Waterfall Application Date (after giving effect to the application of the waterfall described in Section 1(e)) to pay for some or all of the Quantum Spatial TI/LC Costs, the November 2022 RE Tax Payment, the Insurance Premium Payment or the Chiller Installation Costs (each, a “Cash Flow Credit”), such amounts shall reduce the amount of the Special Conditional Advance that Lender shall make on such CMA Waterfall Application Date in Lender’s sole discretion. In no event shall the amount of Special Conditional Advances for Quantum Spatial TI/LC Costs, when added to all Cash Flow Credits applicable to the payment of Quantum Spatial TI/LC Costs, exceed $1,210,000.00. In no event shall the amount of Special Conditional Advances for the November 2022 RE Tax Payment, when added to all Cash Flow Credits applicable to the payment of November 2022 RE Tax Payment, exceed $547,958.41. In no event shall the amount of Special Conditional Advances for the Insurance Premium Payment, when added to Cash Flow Credits applicable to the payment of the Insurance Premium Payment, exceed $100,000.00. In no event shall the amount of Special Conditional Advances for the Chiller Installation Costs, when added to all Cash Flow Credits applicable to the payment of Chiller Installation Costs, exceed $100,000.00.
(c)Without limiting anything contained in the Loan Documents, in the event that Borrower fails to pay any Quantum Spatial TI/LC Costs, the November 2022 RE Tax Payment, the Insurance Premium Payment and the Chiller Installation Costs, in each case, on or prior to the date when such sums are due and payable, Lender shall have the right, but not the obligation, to fund one or more Special Conditional Advances for the payment of any such sums (irrespective of whether all conditions to the making of such Conditional Advance have been satisfied), and any such Special Conditional Advance shall be deemed to be advance made by Lender pursuant to Section 7.5 of the Security Instrument. In the event that Lender elects to make a Special Conditional Advance as described in this subsection (c) with respect to the November 2022 RE Tax Payment, such Special Conditional Advance may be in an amount sufficient to pay the entire annual real estate tax payment for the Property. Lender shall use commercially reasonable efforts to notify Borrower of the making of any such Conditional Advance described in this subsection (c), but any failure to provide such notice shall not affect or otherwise impair Lender’s right to make such Conditional Advance.
4.One Time Waiver of Interest Rate Cap Agreement. Notwithstanding anything to the contrary contained in Section 2.10 of the Loan Agreement but subject to the terms of Section 8 of this Agreement, Lender shall waive the requirement for the Borrower to enter into an Interest Rate Cap Agreement as and when required pursuant to Section 2.10 of the Loan Agreement. In addition, given the foregoing waiver in this Section 4, Liable Party shall have no liability for Borrower’s failure to provide the Interest Rate Cap Agreement thereunder.
5.Deletion of Extension Options. The text of Section 2.11 of the Loan Agreement is hereby deleted in its entirety and replaced with “Intentionally omitted.” All references in the Loan Agreement to Section 2.11 thereof and any Extension Option are also hereby deleted from the Loan Agreement. Without limiting the foregoing, Borrower hereby acknowledges that it no longer has any right to extend the Maturity Date of the Loan beyond February 1, 2023.
6.Lender Costs. Borrower shall pay all of Lender’s out of pocket costs and expenses in connection with this Agreement, including, without limitation, reasonable attorneys’ fees, simultaneously with the execution of this Agreement. Borrower shall also pay all of Lender’s out of pocket costs and expenses in connection with confirming Borrower’s compliance with the terms of Section 1 hereof, including, without limitation, attorneys’ fees, on or prior to the later to occur of (x) five (5) Business Days following Lender’s written demand therefor (which demand may be sent via e-mail) and (y) the CMA Waterfall Application Date next succeeding such demand, and failure to do so shall be an immediate Event of Default under the Loan Documents. The costs and expenses incurred by Lender described in this Section 6 shall be referred to herein as the “Lender Modification Costs.” All Lender Modification Costs shall be deemed approved by Lender for purposes of Section 1(e)(i) of this Agreement.
7.Pre-Negotiation Letter. This Agreement shall not constitute a “formal written agreement” for purposes of the Pre-Negotiation Letter (as defined below). Borrower and Lender agree that the Pre- Negotiation Letter remains in full force and effect with respect to all Discussions prior to the date hereof and any subsequent Discussions (as defined in the Pre-Negotiation Letter) following the date hereof. Borrower agrees that the term “Discussions” for purposes of the Pre-Negotiation Letter shall also be deemed to include any discussions or correspondence relating to any possible future Event of Default that may exist with respect to the Loan and the timing of any exercise of Lender of any rights and remedies under the Loan Documents as a result of any such Event of Default. The term “Pre-Negotiation Letter” means that certain letter agreement dated August 4, 2022, among Borrower, Liable Party and Lender.
8.Reservation of Rights. Lender’s execution, delivery and performance of this Agreement and any other documents in connection with this Agreement is not intended to, and will not for any purpose, (i) except as expressly set forth herein, constitute an amendment to or modification of, or an agreement on the part of Lender to enter into any amendment to or modification of, or an agreement to negotiate or continue to negotiate with respect to, Loan Documents, the Environmental Indemnity or the Guaranty, (ii) constitute a waiver by or estoppel of Lender as to the satisfaction or lack of satisfaction of any covenant, term or condition set forth in the Loan Documents, the Environmental Indemnity or the Guaranty, (iii) serve as a course of dealing obligating Lender to provide any additional or other accommodations, financial, temporal or otherwise, to Borrower or any other party to the Loan Documents, the Environmental Indemnity or the Guaranty or otherwise constitute a course of dealing or performance of any nature or kind whatsoever, or (iv) serve as a commitment or any agreement to make a commitment with respect to any possible waiver, amendment, consent or other modification of the terms of the Loan Documents, the Environmental Indemnity or the Guaranty. Except as expressly set forth herein, Lender hereby expressly reserves all claims, rights and remedies available to it under the Loan Documents, the Environmental Indemnity and the Guaranty, at law or in equity.
9.Ratification by Borrower. Borrower hereby (a) ratifies and confirms the terms of each of the Loan Documents and the Environmental Indemnity, as modified by this Agreement, (b) agrees that each of the Loan Documents and the Environmental Indemnity, as modified by this Agreement, is in full force and effect and enforceable against Borrower in accordance with its terms and (c) acknowledges that the outstanding principal balance of the Loan as of the date of this Agreement is $45,681,091.95, which amount is due and payable by Borrower to Lender subject to and in accordance with the terms of this Agreement and the other Loan Documents. Borrower agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the Environmental Indemnity or this Agreement, or the indebtedness under the Loan evidenced and secured thereby, or with respect to any other documents or instruments now or heretofore evidencing, securing, or in any way relating to the indebtedness under the Loan, or with respect to the administration or funding of the indebtedness under the Loan. Borrower is in good standing under the laws of the state of its formation and the state in which the Property is located and has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
10.Conforming Modifications. The Loan Documents, the Guaranty and the Environmental Indemnity are hereby modified to provide that all references therein to the Loan Documents shall be deemed to refer to the Loan Documents as amended by this Agreement. All references herein to the Loan Agreement or any of the other Loan Documents shall be deemed to refer to each such instrument, as amended by this Agreement. Except to the extent modified by this Agreement, the Loan Agreement, the Loan Documents, the Guaranty and the Environmental Indemnity shall each continue unmodified and in full force and effect. This Agreement shall be deemed to be a “Loan Document.”
11.Successors and Assigns. This Agreement is binding upon Lender, Borrower and Liable Party, and their successors and permitted assigns, and inures to the benefit of and is enforceable by Lender, Borrower and Liable Party and their respective successors and assigns. In addition and notwithstanding anything to the contrary set forth in the Loan Documents, Lender hereby acknowledges and agrees that Lender shall not have the right to assign its interest in the Loan unless Lender provides a copy of this Agreement to the proposed assignee and such assignee agrees to be bound by the terms of this Agreement for the benefit of Borrower and Liable Party.
12.Time of the Essence. Time shall be of the essence with respect to this Agreement and the performance of the terms hereof.
13.Governing Law. This Agreement, its construction, interpretation, and enforcement, and the rights of Borrower and Lender, shall be determined under, governed by, and construed in accordance with the internal laws of the State, without regard to principles of conflicts of law.
14.ORAL LOAN AGREEMENTS. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

15.Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Agreement.
16.Further Assurances. Each of Borrower and Liable Party agree to execute such other documents and perform such other acts as may be reasonably required by Lender to carry out the purposes of this Agreement.
17.Entire Agreement. This Agreement contains the entire agreement among Borrower, Liable Party and Lender with respect to matters contained herein, and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Borrower or Liable Party has relied. This Agreement shall not be modified except by a writing executed by Borrower and Lender.
18.Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement.
19.Limitation on Liability. Notwithstanding anything to the contrary set forth in this Agreement, other than Liable Party as expressly set forth herein, under no circumstances shall any of the constituent members, partners, shareholders or other constituent owners in Borrower, direct or indirect, have any liability in connection with any action to enforce the payment or performance of the obligations hereunder.
20.Section 12.20(viii) of Loan Agreement. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Documents:
(x)neither Borrower nor Liable Party shall have any liability under Section 12.20(viii) of the Loan Agreement for any failure to pay (A) the Impositions owing for the fiscal tax year of 2022-2023 (i.e., 7/1/2022-6/30/2023) provided that Lender is not prohibited by any Legal Requirement from making any Special Conditional Advance for the payment of such Impositions in accordance with the terms hereof and (B) Premiums owing for calendar year 2023 provided that Lender is not prohibited by any Legal Requirement from making any Special Conditional Advance for the payment of such Premiums in accordance with the terms hereof and Borrower delivers to Lender evidence of payment of Premiums covering calendar year 2023 on or prior to January 31, 2023, and
(y)subject to the last sentence of this Section 20, neither Borrower nor Liable Party shall have any liability under Section 12.20(viii) of the Loan Agreement with respect to any failure to pay Impositions owing for the fiscal tax year of 2023-2024 (or thereafter) or Premiums owing with respect to the Property for the time period commencing with the 2024 calendar year and thereafter, provided each of the following conditions are satisfied: (i) neither Borrower nor any Affiliate of Borrower has filed any litigation or other legal proceeding related to the Secured Indebtedness or taken any other action that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided in the other Loan Documents to foreclose on the Property; and (ii) Borrower is not subject to any bankruptcy or insolvency proceeding that would result in preventing Lender from foreclosing on the Property unless any such proceeding is filed by Lender or unless any such proceeding is filed by a third party on account of an unpaid claim against Borrower (and which such third party’s claim is necessary for such filing) (i) in connection with a payment requested by Borrower from the funds then on deposit in the Cash Management Account pursuant to the terms of this Agreement, and which payment is covered by Section 1(e) above and funds in the Cash Management Account are sufficient to pay such claim pursuant to Section 1(e) above, but which payment Lender has failed to approve, or (ii) for the payment of any portion of the Chiller Installation Costs, the Quantum Spatial TI/LC Costs, the November 2022 RE Tax Payment or the Insurance Premium Payment requested by Borrower pursuant to the terms hereof and which payment Lender has failed to approve.
In the event of any acquisition of title to the Property by Lender or its nominee is held to constitute a preference, fraudulent transfer or other voidable payment in any proceeding under any bankruptcy, insolvency or similar law, the liability of Borrower and Liable Party under Section 12.20(viii) of the Loan Agreement shall automatically be reinstated and the limitation of liability described in clause (y) shall be null and void, unless any such proceeding is filed by Lender or unless any such proceeding is filed by a third party on account of an unpaid claim against Borrower (and which such third party’s claim is necessary for such filing) (i) in connection with a payment requested by Borrower from the funds then on deposit in the Cash Management Account pursuant to the terms of this Agreement, and which payment is covered by Section 1(e) above and funds in the Cash Management Account are sufficient to pay such claim pursuant to Section 1(e) above, but which payment Lender has failed to approve, or (ii) for the payment of any portion of the Chiller Installation Costs, the Quantum Spatial TI/LC Costs, the November 2022 RE Tax Payment or the Insurance Premium Payment requested by Borrower pursuant to the terms hereof and which payment Lender has failed to approve.
[no further text]

Sincerely,
METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation
By:    MetLife Investment Management, LLC, a Delaware
limited liability company, its investment manager
By:    /s/ Michael Pace
Name:    Michael Pace
Title:    Managing Director
[signatures continue on the following page]

Modification Agreement	Commonwealth Building

ACCEPTED AND AGREED AS OF THE DATE
FIRST SET FORTH HEREIN:
BORROWER:
KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company
By:    KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company
its sole member
By:    KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company
its sole member
By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership
its sole member
By:    KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Name: Charles J. Schreiber, Jr.
Title: Chief Executive Officer

Modification Agreement	Commonwealth Building

JOINDER TO LETTER AGREEMENT
(KBSGI REIT PROPERTIES, LLC)
As material consideration for Lender agreeing to the terms and conditions set forth in this Agreement, Liable Party hereby joins in the execution of this Agreement for the purpose of (i) agreeing to the terms of Sections 2, 7, 8, 10, 11, 12, 13, 14, 15, 16, 17 and 20 this Agreement (collectively, the “Liable Party Modification Provisions”) and (ii) reaffirming the Guaranty.
Liable Party hereby consents to the execution and delivery of this Agreement and ratifies and confirms the terms of the Guaranty. Liable Party agrees and acknowledges that its liability under the Guaranty shall not be diminished in any way by the execution and delivery of this Agreement or by the consummation of any of the transactions contemplated herein and that the provisions and covenants of the Guaranty shall extend to and include the Liable Party Modification Provisions as if the same had been originally incorporated into the Guaranty. Liable Party agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Guaranty or this Agreement, or the indebtedness under the Loan evidenced and secured thereby or by the Loan Documents, or with respect to any other documents or instruments now or heretofore evidencing, securing, or in any way relating to the indebtedness under the Loan, or with respect to the administration or funding of the indebtedness under the Loan; and Liable Party hereby expressly waives, releases and relinquishes any and all such defenses, setoffs, claims, counterclaims and causes of action, known or unknown, which may exist at this time.

LIABLE PARTY:
KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company
its sole member
By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership
its sole member
By:    KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Name: Charles J. Schreiber, Jr.
Title: Chief Executive Officer

Modification Agreement	Commonwealth Building